EXHIBIT 99.1

News Release  News Release  News Release  News Release  News Release  News Release   News Release

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348
Toby Willard, sherwood.s.willardjr@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS THIRD QUARTER EPS OF $1.24, VERSUS $1.40 A YEAR AGO

RESULTS REFLECT HIGHER SPENDING ON GROWTH INITIATIVES AS WELL AS THE IMPACT OF PREVIOUS CO-BRAND RENEWALS AND STRONGER U.S. DOLLAR

(Millions, except percentages and per share amounts)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2015	2014		2015	2014
Total Revenues Net of Interest Expense	$8,193	$8,303	(1%)	$24,427	$25,107	(3%)
Net Income	$1,266	$1,477	(14%)	$4,264	$4,438	(4%)
Earnings Per Common Share – Diluted: Net Income Attributable to Common Shareholders[1]	$1.24	$1.40	(11%)	$4.15	$4.17	(0%)
Average Diluted Common Shares Outstanding	997	1,047	(5%)	1,011	1,057	(4%)
Return on Average Equity	26.8%	28.8%		26.8%	28.8%

New York – October 21, 2015 - American Express Company (NYSE: AXP) today reported third-quarter net income of $1.3 billion, down 14 percent from $1.5 billion a year ago.  Diluted earnings per share was $1.24, down 11 percent from $1.40 a year ago.

Results for the quarter were significantly affected by higher spending on growth initiatives, earlier changes to certain renewed co-brand partnerships, and the stronger U.S. dollar.

Consolidated total revenues net of interest expense was $8.2 billion, down 1 percent from $8.3 billion a year ago. Excluding the impact of foreign exchange rates, adjusted revenues rose 3 percent.1 The increase primarily reflected continued growth in the loan portfolio and modestly higher Card Member spending.

[1]
Represents net income less earnings allocated to participating share awards of $10 million and $11 million for the three months ended September 30, 2015 and 2014, respectively, and $32 million and $35 million for the nine months ended September 30, 2015 and 2014, respectively. In addition, net income is further reduced by dividends on preferred shares of $22 million and $42 million for the three and nine months ended September 30, 2015, respectively. No preferred dividends were paid in 2014.

[2]
As reported in this release, FX-adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculation of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

Consolidated provisions for losses totaled $529 million, up 8 percent from $488 million a year ago, reflecting an addition to reserves in the current year compared to a reserve release a year ago.

Consolidated expenses totaled $5.7 billion, up 3 percent from $5.6 billion a year ago.  On an FX-adjusted basis, consolidated expenses rose 7 percent, reflecting higher spending on growth initiatives, primarily for marketing and technology development.2   The increase was also driven by higher rewards and Card Member services costs due to higher Card Member spending volumes and the impact of certain previously renewed co-brand partnerships.

The effective tax rate was 35 percent, compared to 34 percent a year ago.

The company's return on average equity (ROE) was 26.8 percent, down from 28.8 percent a year ago.

“While overall results were in line with our 2015 financial outlook, the quarter reflected the headwinds and challenges that we have been dealing with throughout this year,” said Kenneth I. Chenault, chairman and chief executive officer.  “Reported revenue and billed business levels were suppressed by a stronger U.S. dollar.  In addition, the renewals and changes that we made earlier this year to some co-brand relationships also entailed some significant incremental expenses this quarter.

“Against the backdrop of a challenging environment and an uneven global economy, we continued to move forward with initiatives to build our business for the years ahead. With our Costco relationship set to end in the U.S. next year, we’re investing substantially more in marketing, incentives and technology to attract a range of new Card Members and additional spending across our network. We’re expanding card acceptance at an accelerated pace among smaller merchants and also added Sam’s Club, the eighth largest retailer in the U.S., to our network earlier this month. We’re broadening our relationships with Card Members to accommodate more of their borrowing needs, and our loan portfolio continued its steady growth this quarter.

“The flexibility to invest in these and other growth initiatives comes in part from our ongoing progress in containing operating expenses throughout the company.  We also continue to benefit from a strong balance sheet that allows us to return a substantial portion of our earnings to shareholders through share repurchases and dividends.

“We continue to expect quarterly earnings performance to be more uneven than it has been historically as we move forward on initiatives to help ensure our organization is in position to return to growth and deliver on the multi-year financial outlook that we first shared in February of this year.  Throughout this year, we have said that our full year 2015 outlook was for EPS to be flat to modestly down versus the prior year.  Barring any contingencies, we now expect our full year 2015 EPS to be between $5.20 and $5.35.  We believe our outlook to return to positive earnings per share growth in 2016 and within our target range of 12 to 15 percent in 2017 remains appropriate.”

Segment Results

U.S. Card Services reported third-quarter net income of $794 million, down 11 percent from $889 million a year ago.

Total revenues net of interest expense increased 5 percent to $4.7 billion, from $4.5 billion a year ago.  The rise reflected higher net interest income from growth in the loan portfolio and an increase in Card Member spending.

Provisions for losses totaled $390 million, up 23 percent from $316 million a year ago. The increase reflected an addition to reserves in the current year compared to a reserve release a year ago.

Total expenses increased 11 percent to $3.1 billion from $2.8 billion a year ago.  The rise reflected in part higher spending on growth initiatives, primarily within marketing and promotion and technology development.  The increase was also driven by higher rewards and services costs due to higher Card Member spending volumes and the impact of certain previously renewed co-brand partnerships.

The effective tax rate for the quarter remained unchanged from a year ago at 37 percent.

International Card Services reported third-quarter net income of $89 million, down 37 percent from $142 million a year ago.  The decline largely reflected a significant impact from a stronger U.S. dollar.

Total revenues net of interest expense were $1.2 billion, down 11 percent from $1.4 billion a year ago. On an FX-adjusted basis, revenues rose 4 percent, reflecting in part higher net card fees and an increase in revenues from the Loyalty Partner business.2

Total expenses were $1.0 billion, down 6 percent from $1.1 billion a year ago.  On an FX-adjusted basis, expenses were up 4 percent, reflecting increased spending on growth initiatives, primarily within marketing.2

The effective tax rate was 15 percent compared to 19 percent a year ago.

Global Commercial Services reported third-quarter net income of $151 million, down 26 percent from $204 million a year ago.

Total revenues net of interest expense were $817 million, down 9 percent from $900 million a year ago.  On an FX-adjusted basis, revenues declined 5 percent, primarily reflecting a year-ago gain on the sale of investment securities and lower discount revenue.2

Total expenses were $541 million, compared to $542 million a year ago.  The quarter reflected expenses associated with technology development to support growth initiatives.

The effective tax rate was 37 percent, up from 34 percent from a year ago.

Global Network & Merchant Services reported third-quarter net income of $462 million, up 8 percent from $427 million a year ago.

Total revenues net of interest expense were $1.4 billion, down 6 percent from $1.5 billion a year ago.  On an FX-adjusted basis, revenues increased 1 percent, reflecting in part increased revenue from bank partners.2

Total expenses decreased 16 percent to $633 million, from $756 million a year ago, primarily reflecting a litigation reserve release associated with a recently rejected merchant class settlement.

The effective tax rate was 36 percent, unchanged from a year ago.

Corporate and Other reported third-quarter net loss of $230 million compared with net loss of $185 million a year ago.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products and services: charge and credit cards, business credit cards, Plenti rewards program, travel services, gift cards, prepaid cards, merchant services, corporate card and business travel.
The 2015 Third Quarter Earnings Supplement will be available today on the American Express website at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss third-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same website. A replay of the conference call will be available later today at the same website address.

Cautionary Note Regarding Forward-looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2015-2017, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•	the Company’s ability to achieve earnings per common share (“EPS”) growth for the full year 2015 between $5.20 and $5.35, which will depend in part on the following: billed business and revenue growth rates in the fourth quarter, which could be impacted by, among other things, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain spending, deterioration in the corporate and small business spending levels, weakening economic conditions in the U.S. or internationally, concerns regarding U.S. debt and budget matters, and an increase in the erosion of the average discount rate due to mix, competition, timing of merchant re-signings or other factors; the impact of any potential restructuring charges or other contingencies, including, but not limited to, unanticipated litigation-related expenses, impairments to goodwill or other intangible assets, regulatory fines, an increase in Card Member reimbursements and changes in reserves; credit performance worsening beyond current expectations; a decline in the Card Member loan portfolio; the Company’s tax rate remaining in line with recent performance, which could be impacted by, among other things, the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected and unfavorable tax audits and other unanticipated tax items; the ability to continue to realize benefits from the Company’s 2014 restructuring actions and operating leverage at levels consistent with recent quarters; the U.S. dollar strengthening beyond current expectations; the amount the Company spends in the fourth quarter on growth initiatives; significant changes in interest rates; the impact of accounting changes and reclassifications; and the Company’s ability to continue executing its share repurchase program;
•	the Company’s ability to achieve earnings per share growth in 2016 and return to the Company’s on-average and over-time EPS growth target in 2017, which will depend on factors such as: the Company’s success in implementing its strategies and business initiatives, including growing profitable spending through proprietary, co-brand and network products, increasing penetration among corporate clients, expanding its international footprint, growing loyalty coalitions and marketing services, increasing merchant acceptance, controlling expenses and addressing the end of the Costco U.S. relationship; the terms and outcome of the Costco U.S. Card Member loan portfolio sale discussions; the behavior of Card Members and their actual spending patterns; the impact of new regulations in the European Union, the court’s order in the U.S. Department of Justice case in the marketplace and regulatory and competitive pressures generally; the effectiveness of the Company’s marketing and loyalty programs; credit trends; changes in foreign currency exchange and interest rates; changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market; and on other factors outside management’s control;
•	the actual amount to be spent by the Company on growth initiatives, including on marketing and promotion, technology development and contra-discount revenue items, as well as the timing of any such spending, which will be based in part on management’s assessment of competitive opportunities, overall business performance, the amount of any potential gain arising from a sale of the Costco U.S. Card Member loan portfolio the Company decides to spend on growth initiatives, contractual obligations with business partners, management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities and the Company’s performance, and the Company’s ability to realize efficiencies and control expenses to fund such spending;
•	uncertainty related to the Company’s ability to drive growth and achieve attractive returns from spending on growth initiatives, which will depend in part on the Company’s ability to develop and market value propositions that appeal to Card Members and new customers and on the Company’s ability to offer attractive services and rewards programs, as well as increasing competition, brand perceptions and reputation, the behavior of the Company’s Card Members and their actual spending patterns, and ineffective or insufficient levels of investments, including on marketing and promotion expenses, new product development, acquisition efforts, including through digital channels, and attractive Card Member services and rewards programs;

•	the ability to hold annual operating expense growth to less than 3 percent for 2015, which could be impacted by unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, any potential restructuring charges, the payment of civil money penalties, disgorgement and restitution, the Company’s decision to increase or decrease spending in such areas as technology development depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;
•	the Company’s lending write-off rates increasing more quickly than current expectations and reserves building more than modestly, and the concomitant impact on the Company’s provision expense being higher than current expectations, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of Card Members, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;
•	uncertainty relating to the ultimate outcome of the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general, including the success or failure of our appeal and the impact of the court’s order in the marketplace, including significantly increased merchant steering or other actions impairing the Card Member experience, as well as on existing private merchant cases, and potentially additional litigation and/or arbitrations;
•	the Company’s ability to execute against its lending strategy, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of the Company’s Card Members and their actual spending patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members’ spending and borrowing;
•	the ability of the Company to grow in international markets, which could be impacted by business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses; continued regulation in the payments space; the Company’s ability to partner with additional GNS issuers and the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability, which could affect lending and other commercial activities, among other businesses; the Company’s ability to tailor products and services to make them attractive to local customers; and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

•	uncertainties associated with the impact of any potential sale of the Costco Card Member loan portfolio, including the result of discussions with Costco and its new cobrand issuer, the ability and willingness of the new issuer to purchase the portfolio and the timing and magnitude of the recognition of any gain by the Company as a result of a sale, which will be impacted by the credit quality and performance of the portfolio;
•	the possibility that the Company will not fully execute on its plans for OptBlue, including bringing incremental volumes onto the American Express network over the next several years, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants and the priority given to the Company by OptBlue merchant acquirers, as well as the willingness of Card Members to use American Express cards at small merchants;
•	the ability of the Company to add new benefits and introduce new products and services, which will depend in part on the Company’s ongoing investment in product innovation, the ability of the Company to update its systems and platforms to support new products, services and benefits, the degree of interest of Card Members in the value proposition offered by the Company and the Company’s ability to tailor new products and services to make them attractive to Card Members; and
•	factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, foreign currency rates, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2015 and the Company’s other reports filed with the Securities and Exchange Commission.

American Express Company	(Preliminary)
Consolidated Statements of Income
(Millions, except percentages and per share amounts)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Revenues
Non-interest revenues
Discount revenue (A)	$4,778	$4,946	$4,660	$4,961	$4,889	(2)	$14,384	$14,428	(0)
Net card fees	679	667	667	671	680	(0)	2,013	2,041	(1)
Other fees and commissions (B)	727	727	708	715	746	(3)	2,162	2,911	(26)
Other	504	521	468	1,310	593	(15)	1,493	1,679	(11)
Total non-interest revenues	6,688	6,861	6,503	7,657	6,908	(3)	20,052	21,059	(5)
Interest income
Interest on loans	1,847	1,776	1,795	1,769	1,753	5	5,418	5,160	5
Interest and dividends on investment securities	38	41	41	43	45	(16)	120	136	(12)
Deposits with banks and other	19	20	21	17	17	12	60	54	11
Total interest income	1,904	1,837	1,857	1,829	1,815	5	5,598	5,350	5
Interest expense
Deposits	125	109	103	97	91	37	337	276	22
Long-term debt and other	274	305	307	308	329	(17)	886	1,026	(14)
Total interest expense	399	414	410	405	420	(5)	1,223	1,302	(6)
Net interest income	1,505	1,423	1,447	1,424	1,395	8	4,375	4,048	8
Total revenues net of interest expense	8,193	8,284	7,950	9,081	8,303	(1)	24,427	25,107	(3)
Provisions for losses
Charge card	203	165	174	198	196	4	542	594	(9)
Card Member loans	309	285	235	341	265	17	829	797	4
Other	17	17	11	43	27	(37)	45	71	(37)
Total provisions for losses	529	467	420	582	488	8	1,416	1,462	(3)
Total revenues net of interest expense after provisions for losses	7,664	7,817	7,530	8,499	7,815	(2)	23,011	23,645	(3)

Expenses
Marketing and promotion (A)	847	761	609	887	783	8	2,217	2,329	(5)
Card Member rewards	1,763	1,799	1,640	1,881	1,695	4	5,202	5,050	3
Card Member services and other	269	242	261	203	205	31	772	619	25
Salaries and employee benefits	1,212	1,250	1,305	1,607	1,290	(6)	3,767	4,488	(16)
Professional services	687	655	624	768	731	(6)	1,966	2,240	(12)
Occupancy and equipment	523	415	434	446	432	21	1,372	1,361	1
Communications	84	85	88	98	91	(8)	257	285	(10)
Other, net	341	380	253	384	342	(0)	974	507	92
Total	5,726	5,587	5,214	6,274	5,569	3	16,527	16,879	(2)
Pretax income	1,938	2,230	2,316	2,225	2,246	(14)	6,484	6,766	(4)
Income tax provision	672	757	791	778	769	(13)	2,220	2,328	(5)
Net income	$1,266	$1,473	$1,525	$1,447	$1,477	(14)	$4,264	$4,438	(4)
Net income attributable to common shareholders (C)	$1,234	$1,442	$1,514	$1,436	$1,466	(16)	$4,190	$4,403	(5)
Effective tax rate	34.7%	33.9%	34.2%	35.0%	34.2%		34.2%	34.4%

Earnings Per Common Share

BASIC
Net income attributable to common shareholders	$1.24	$1.43	$1.49	$1.40	$1.41	(12)	$4.16	$4.19	(1)
Average common shares outstanding	994	1,009	1,019	1,028	1,041	(5)	1,007	1,051	(4)
DILUTED
Net income attributable to common shareholders	$1.24	$1.42	$1.48	$1.39	$1.40	(11)	$4.15	$4.17	(0)
Average common shares outstanding	997	1,013	1,023	1,033	1,047	(5)	1,011	1,057	(4)
Cash dividends declared per common share	$0.29	$0.29	$0.26	$0.26	$0.26	12	$0.84	$0.75	12

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company
Condensed Consolidated Balance Sheets
(Billions, except percentages, per share amounts and where indicated)

	Quarters Ended					% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014
Assets
Cash & cash equivalents	$20	$21	$24	$22	$21	(5)
Accounts receivable	46	47	46	47	47	(2)
Investment securities	4	5	4	4	5	(20)
Loans	69	69	67	70	66	5
Other assets	15	15	14	16	15	(0)
Total assets	$154	$157	$155	$159	$154	(0)

Liabilities and Shareholders' Equity
Customer deposits	$49	$47	$45	$44	$43	14
Short-term borrowings	3	4	2	3	3	(0)
Long-term debt	49	53	55	58	56	(13)
Other liabilities	32	31	31	33	32	(0)
Total liabilities	133	135	133	138	134	(1)

Shareholders' Equity	21	22	22	21	20	5
Total liabilities and shareholders' equity	$154	$157	$155	$159	$154	(0)

Selected Statistical Information

Return on average equity (D)	26.8%	28.1%	29.0%	29.1%	28.8%
Return on average common equity (D)	27.8%	28.8%	29.3%	29.0%	28.6%
Return on average tangible common equity (D)	34.2%	35.4%	36.2%	35.9%	35.6%
Common shares outstanding (millions)	985	1,002	1,016	1,023	1,035	(5)
Book value per common share (dollars)	$20.06	$20.27	$19.93	$19.49	$19.54	3
Shareholders' equity	$21.3	$21.9	$21.8	$20.7	$20.2	6

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company
Financial Summary
(Millions)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Total revenues net of interest expense
U.S. Card Services	$4,729	$4,726	$4,525	$4,594	$4,501	5	$13,980	$13,216	6
International Card Services	1,238	1,258	1,241	1,355	1,394	(11)	3,737	4,137	(10)
Global Commercial Services	817	881	827	1,585	900	(9)	2,525	3,363	(25)
Global Network & Merchant Services	1,370	1,396	1,344	1,477	1,450	(6)	4,110	4,270	(4)
	8,154	8,261	7,937	9,011	8,245	(1)	24,352	24,986	(3)
Corporate & Other	39	23	13	70	58	(33)	75	121	(38)

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,193	$8,284	$7,950	$9,081	$8,303	(1)	$24,427	$25,107	(3)

Pretax income (loss)
U.S. Card Services	$1,262	$1,366	$1,480	$1,083	$1,411	(11)	$4,108	$4,017	2
International Card Services	105	144	184	1	176	(40)	433	448	(3)
Global Commercial Services	238	314	284	949	309	(23)	836	1,459	(43)
Global Network & Merchant Services	723	695	698	670	670	8	2,116	1,950	9
	2,328	2,519	2,646	2,703	2,566	(9)	7,493	7,874	(5)
Corporate & Other	(390)	(289)	(330)	(478)	(320)	22	(1,009)	(1,108)	(9)

PRETAX INCOME	$1,938	$2,230	$2,316	$2,225	$2,246	(14)	$6,484	$6,766	(4)

Net income (loss)
U.S. Card Services	$794	$886	$934	$665	$889	(11)	$2,614	$2,535	3
International Card Services	89	125	134	33	142	(37)	348	378	(8)
Global Commercial Services	151	203	180	594	204	(26)	534	949	(44)
Global Network & Merchant Services	462	448	444	417	427	8	1,354	1,243	9
	1,496	1,662	1,692	1,709	1,662	(10)	4,850	5,105	(5)
Corporate & Other	(230)	(189)	(167)	(262)	(185)	24	(586)	(667)	(12)

NET INCOME	$1,266	$1,473	$1,525	$1,447	$1,477	(14)	$4,264	$4,438	(4)

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company	(Preliminary)
Selected Statistical Information
(Billions, except percentages and where indicated)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Card billed business (E):
United States	$180.3	$181.6	$169.2	$182.5	$173.0	4	$531.1	$505.6	5
Outside the United States	78.6	80.4	76.4	86.0	85.1	(8)	235.4	248.7	(5)
Total	$258.9	$262.0	$245.6	$268.5	$258.1	0	$766.5	$754.3	2
Total cards-in-force (F) (millions):
United States	56.4	55.3	54.8	54.9	54.5	3	56.4	54.5	3
Outside the United States	59.4	58.5	57.4	57.3	56.6	5	59.4	56.6	5
Total	115.8	113.8	112.2	112.2	111.1	4	115.8	111.1	4
Basic cards-in-force (F) (millions):
United States	43.6	42.8	42.4	42.6	42.2	3	43.6	42.2	3
Outside the United States	49.0	48.2	47.3	47.0	46.3	6	49	46.3	6
Total	92.6	91.0	89.7	89.6	88.5	5	92.6	88.5	5

Average discount rate (A) (G)	2.46%	2.49%	2.49%	2.44%	2.48%		2.48%	2.49%
Average basic Card Member spending (dollars) (H)	$4,165	$4,272	$4,008	$4,377	$4,223	(1)	$12,437	$12,504	(1)
Average fee per card (dollars) (H)	$39	$39	$39	$39	$40	(3)	$39	$41	(5)
Average fee per card adjusted (dollars) (H)	$44	$43	$44	$44	$45	(2)	$44	$45	(2)

Worldwide Card Member receivables:
Total receivables	$44.3	$44.9	$43.7	$44.9	$45.1	(2)	$44.3	$45.1	(2)
Loss reserves (millions):
Beginning balance	$420	$429	$465	$432	$413	2	$465	$386	20
Provisions (I)	203	165	174	198	196	4	542	594	(9)
Net write-offs (J)	(174)	(171)	(199)	(156)	(168)	4	(544)	(527)	3
Other (K)	(8)	(3)	(11)	(9)	(9)	(11)	(22)	(21)	5
Ending balance	$441	$420	$429	$465	$432	2	$441	$432	2
% of receivables	1.0%	0.9%	1.0%	1.0%	1.0%		1.0%	1.0%
Net write-off rate (principal only) - USCS/ICS (L)	1.8%	1.7%	2.1%	1.5%	1.6%		1.8%	1.8%
Net write-off rate (principal and fees) - USCS/ICS (L)	2.0%	1.9%	2.3%	1.7%	1.8%		2.1%	2.0%
30 days past due as a % of total - USCS/ICS	1.6%	1.5%	1.6%	1.6%	1.6%		1.6%	1.6%
Net loss ratio (as a % of charge volume) - GCS	0.08%	0.09%	0.10%	0.08%	0.09%		0.09%	0.09%
90 days past billing as a % of total - GCS	0.7%	0.7%	0.7%	0.8%	0.8%		0.7%	0.8%

Worldwide Card Member loans:
Total loans	$68.9	$69.0	$66.8	$70.4	$66.1	4	$68.9	$66.1	4
Loss reserves (millions):
Beginning balance	$1,132	$1,130	$1,201	$1,146	$1,170	(3)	$1,201	$1,261	(5)
Provisions (I)	309	285	235	341	265	17	829	797	4
Net write-offs - principal (J)	(231)	(243)	(259)	(237)	(245)	(6)	(733)	(786)	(7)
Net write-offs - interest and fees (J)	(37)	(42)	(43)	(40)	(40)	(8)	(122)	(124)	(2)
Other (K)	(9)	2	(4)	(9)	(4)	#	(11)	(2)	#
Ending balance	$1,164	$1,132	$1,130	$1,201	$1,146	2	$1,164	$1,146	2
Ending reserves - principal	$1,114	$1,076	$1,074	$1,149	$1,093	2	$1,114	$1,093	2
Ending reserves - interest and fees	$50	$56	$56	$52	$53	(6)	$50	$53	(6)
% of loans	1.7%	1.6%	1.7%	1.7%	1.7%		1.7%	1.7%
% of past due	164%	171%	163%	167%	165%		164%	165%
Average loans	$69.0	$68.0	$67.6	$67.7	$66.4	4	$68.3	$65.4	4
Net write-off rate (principal only) (L)	1.3%	1.4%	1.5%	1.4%	1.5%		1.4%	1.6%
Net write-off rate (principal, interest and fees) (L)	1.6%	1.7%	1.8%	1.6%	1.7%		1.7%	1.9%
30 days past due loans as a % of total	1.0%	1.0%	1.0%	1.0%	1.1%		1.0%	1.1%
Net interest income divided by average loans (M)	8.7%	8.4%	8.6%	8.4%	8.5%		8.5%	8.1%
Net interest yield on Card Member loans (M)	9.5%	9.3%	9.6%	9.3%	9.3%		9.5%	9.3%

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

U.S. Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Revenues
Non-interest revenues (A)	$3,302	$3,372	$3,148	$3,253	$3,188	4	$9,822	$9,375	5
Interest income	1,593	1,517	1,529	1,490	1,465	9	4,639	4,296	8
Interest expense	166	163	152	149	152	9	481	455	6
Net interest income	1,427	1,354	1,377	1,341	1,313	9	4,158	3,841	8
Total revenues net of interest expense	4,729	4,726	4,525	4,594	4,501	5	13,980	13,216	6
Provisions for losses	390	327	296	399	316	23	1,013	997	2
Total revenues net of interest expense after provisions for losses	4,339	4,399	4,229	4,195	4,185	4	12,967	12,219	6
Expenses
Marketing, promotion, rewards, Card Member services and other (A)	2,029	1,996	1,733	2,038	1,764	15	5,758	5,159	12
Salaries and employee benefits and other operating expenses	1,048	1,037	1,016	1,074	1,010	4	3,101	3,043	2
Total	3,077	3,033	2,749	3,112	2,774	11	8,859	8,202	8
Pretax segment income	1,262	1,366	1,480	1,083	1,411	(11)	4,108	4,017	2
Income tax provision	468	480	546	418	522	(10)	1,494	1,482	1
Segment income	$794	$886	$934	$665	$889	(11)	$2,614	$2,535	3
Effective tax rate	37.1%	35.1%	36.9%	38.6%	37.0%		36.4%	36.9%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$143.4	$144.1	$132.5	$145.0	$136.2	5	$420.0	$397.0	6
Total cards-in-force (millions)	47.4	46.3	45.9	45.6	45.2	5	47.4	45.2	5
Basic cards-in-force (millions)	35.4	34.6	34.2	34.0	33.7	5	35.4	33.7	5
Average basic Card Member spending (dollars)	$4,098	$4,210	$3,875	$4,281	$4,069	1	$12,166	$12,008	1

U.S. Consumer Travel:
Travel sales (millions)	$943	$1,020	$988	$817	$956	(1)	$2,951	$2,957	(0)
Travel commissions and fees/sales	7.1%	7.1%	6.6%	7.5%	7.4%		6.9%	7.1%

Total segment assets (P)	$107.7	$108.2	$107.7	$113.2	$103.3	4	$107.7	$103.3	4
Segment capital (N)	$10.3	$10.8	$10.8	$10.4	$9.9	4	$10.3	$9.9	4
Return on average segment capital (O)	31.4%	32.6%	32.1%	32.5%	35.5%		31.4%	35.5%
Return on average tangible segment capital (O)	32.6%	33.8%	33.2%	33.6%	36.6%		32.6%	36.6%

Card Member receivables:
Total receivables	$22.0	$22.1	$21.5	$22.5	$21.3	3	$22.0	$21.3	3
30 days past due as a % of total	1.6%	1.5%	1.7%	1.7%	1.6%		1.6%	1.6%
Average receivables	$22.0	$22.0	$21.3	$21.8	$21.4	3	$21.8	$21.1	3
Net write-off rate (principal only) (L)	1.6%	1.6%	2.2%	1.4%	1.5%		1.8%	1.7%
Net write-off rate (principal and fees) (L)	1.9%	1.8%	2.4%	1.6%	1.7%		2.0%	1.9%

Card Member loans:
Total loans	$62.1	$61.7	$59.9	$62.6	$58.0	7	$62.1	$58.0	7
30 days past due loans as a % of total	1.0%	0.9%	1.0%	1.0%	1.0%		1.0%	1.0%
Average loans	$62.1	$60.9	$60.4	$59.7	$58.0	7	$61.2	$57.0	7
Net write-off rate (principal only) (L)	1.3%	1.4%	1.5%	1.3%	1.4%		1.4%	1.6%
Net write-off rate (principal, interest and fees) (L)	1.5%	1.6%	1.7%	1.5%	1.6%		1.6%	1.8%
Net interest income divided by average loans (M)	9.2%	8.9%	9.1%	9.0%	9.1%		9.1%	9.0%
Net interest yield on Card Member loans (M)	9.4%	9.2%	9.5%	9.1%	9.2%		9.3%	9.3%

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

International Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Revenues
Non-interest revenues	$1,071	$1,082	$1,061	$1,166	$1,206	(11)	$3,214	$3,571	(10)
Interest income	226	236	244	260	273	(17)	706	825	(14)
Interest expense	59	60	64	71	85	(31)	183	259	(29)
Net interest income	167	176	180	189	188	(11)	523	566	(8)
Total revenues net of interest expense	1,238	1,258	1,241	1,355	1,394	(11)	3,737	4,137	(10)
Provisions for losses	85	83	76	95	98	(13)	244	275	(11)
Total revenues net of interest expense after provisions for losses	1,153	1,175	1,165	1,260	1,296	(11)	3,493	3,862	(10)
Expenses
Marketing, promotion, rewards, Card Member services and other	500	472	437	555	532	(6)	1,409	1,605	(12)
Salaries and employee benefits and other operating expenses	548	559	544	704	588	(7)	1,651	1,809	(9)
Total	1,048	1,031	981	1,259	1,120	(6)	3,060	3,414	(10)
Pretax segment income	105	144	184	1	176	(40)	433	448	(3)
Income tax provision/(benefit)	16	19	50	(32)	34	(53)	85	70	21
Segment income	$89	$125	$134	$33	$142	(37)	$348	$378	(8)
Effective tax rate	15.2%	13.2%	27.2%	#	19.3%		19.6%	15.6%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$29.6	$30.0	$28.7	$34.0	$33.9	(13)	$88.3	$99.9	(12)
Total cards-in-force (millions)	15.2	15.0	14.9	15.7	15.8	(4)	15.2	15.8	(4)
Basic cards-in-force (millions)	10.6	10.4	10.4	11.0	10.9	(3)	10.6	10.9	(3)
Average basic Card Member spending (dollars)	$2,827	$2,888	$2,729	$3,109	$3,100	(9)	$8,432	$9,185	(8)

International Consumer Travel:
Travel sales (millions)	$325	$333	$334	$353	$362	(10)	$992	$1,069	(7)
Travel commissions and fees/sales	5.8%	6.9%	7.2%	7.4%	6.9%		6.7%	6.6%

Total segment assets (P)	$34.9	$29.2	$29.0	$30.7	$31.1	12	$34.9	$31.1	12
Segment capital (N)	$3.3	$3.5	$3.2	$3.0	$3.0	12	$3.3	$3.0	12
Return on average segment capital (O)	11.9%	13.9%	12.7%	13.6%	15.8%		11.9%	15.8%
Return on average tangible segment capital (O)	19.4%	23.3%	22.3%	24.6%	28.9%		19.4%	28.9%

Card Member receivables:
Total receivables	$6.5	$6.8	$6.4	$7.7	$7.3	(11)	$6.5	$7.3	(11)
30 days past billing as a % of total	1.5%	1.4%	1.6%	1.3%	1.4%		1.5%	1.4%
Net write-off rate (principal only) (L)	2.2%	2.1%	1.9%	1.8%	1.9%		2.1%	2.0%
Net write-off rate (principal and fees) (L)	2.4%	2.3%	2.0%	1.9%	2.1%		2.2%	2.1%

Card Member loans:
Total loans	$6.7	$7.2	$6.8	$7.7	$8.0	(16)	$6.7	$8.0	(16)
30 days past due loans as a % of total	1.6%	1.6%	1.8%	1.6%	1.6%		1.6%	1.6%
Average loans	$6.9	$7.0	$7.2	$7.9	$8.3	(17)	$7.0	$8.3	(16)
Net write-off rate (principal only) (L)	1.8%	2.0%	2.0%	1.9%	1.9%		2.0%	2.0%
Net write-off rate (principal, interest and fees) (L)	2.3%	2.5%	2.5%	2.4%	2.4%		2.4%	2.4%
Net interest income divided by average loans (Q)	9.7%	10.1%	10.0%	9.6%	9.1%		10.0%	9.1%
Net interest yield on Card Member loans (Q)	10.5%	10.7%	10.9%	10.5%	9.9%		10.7%	9.9%

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

Global Commercial Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Revenues
Non-interest revenues	$858	$924	$871	$1,635	$957	(10)	$2,653	$3,538	(25)
Interest income	3	3	4	4	4	(25)	10	11	(9)
Interest expense	44	46	48	54	61	(28)	138	186	(26)
Net interest expense	(41)	(43)	(44)	(50)	(57)	(28)	(128)	(175)	(27)
Total revenues net of interest expense	817	881	827	1,585	900	(9)	2,525	3,363	(25)
Provisions for losses	38	42	35	50	49	(22)	115	130	(12)
Total revenues net of interest expense after provisions for losses	779	839	792	1,535	851	(8)	2,410	3,233	(25)
Expenses
Marketing, promotion, rewards, Card Member services and other	160	156	164	178	161	(1)	480	504	(5)
Salaries and employee benefits and other operating expenses	381	369	344	408	381	-	1,094	1,270	(14)
Total	541	525	508	586	542	(0)	1,574	1,774	(11)
Pretax segment income	238	314	284	949	309	(23)	836	1,459	(43)
Income tax provision	87	111	104	355	105	(17)	302	510	(41)
Segment income	$151	$203	$180	$594	$204	(26)	$534	$949	(44)
Effective tax rate	36.6%	35.4%	36.6%	37.4%	34.0%		36.1%	35.0%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$45.0	$46.4	$45.3	$47.1	$46.5	(3)	$136.6	$139.6	(2)
Total cards-in-force (millions)	6.9	6.9	6.9	6.9	6.9	-	6.9	6.9	-
Basic cards-in-force (millions)	6.9	6.9	6.9	6.9	6.9	-	6.9	6.9	-
Average basic Card Member spending (dollars)	$6,529	$6,739	$6,567	$6,817	$6,691	(2)	$19,838	$19,905	(0)

Total segment assets (P)	$19.6	$19.7	$19.6	$18.5	$20.6	(5)	$19.6	$20.6	(5)
Segment capital (N)	$3.6	$4.0	$4.1	$3.8	$3.8	(6)	$3.6	$3.8	(6)
Return on average segment capital (O)	29.2%	30.3%	39.9%	40.9%	30.3%		29.2%	30.3%
Return on average tangible segment capital (O)	51.4%	52.8%	70.6%	74.4%	56.0%		51.4%	56.0%

Card Member receivables:
Total receivables	$15.7	$15.9	$15.7	$14.6	$16.4	(4)	$15.7	$16.4	(4)
90 days past billing as a % of total	0.7%	0.7%	0.7%	0.8%	0.8%		0.7%	0.8%
Net loss ratio (as a % of charge volume)	0.08%	0.09%	0.10%	0.08%	0.09%		0.09%	0.09%

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

Global Network & Merchant Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Nine Months Ended		% Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30, 2015 vs.	Sep 30,		Sep 30, 2015 vs.
	2015	2015	2015	2014	2014	Sep 30, 2014	2015	2014	Sep 30, 2014
Revenues
Non-interest revenues	$1,302	$1,326	$1,270	$1,399	$1,368	(5)	$3,898	$4,027	(3)
Interest income	26	23	20	17	14	86	69	35	97
Interest expense	(42)	(47)	(54)	(61)	(68)	(38)	(143)	(208)	(31)
Net interest income	68	70	74	78	82	(17)	212	243	(13)
Total revenues net of interest expense	1,370	1,396	1,344	1,477	1,450	(6)	4,110	4,270	(4)
Provisions for losses	14	13	11	35	24	(42)	38	58	(34)
Total revenues net of interest expense after provisions for losses	1,356	1,383	1,333	1,442	1,426	(5)	4,072	4,212	(3)
Expenses
Marketing, promotion, rewards, Card Member services and other	172	164	147	185	201	(14)	483	634	(24)
Salaries and employee benefits and other operating expenses	461	524	488	587	555	(17)	1,473	1,628	(10)
Total	633	688	635	772	756	(16)	1,956	2,262	(14)
Pretax segment income	723	695	698	670	670	8	2,116	1,950	9
Income tax provision	261	247	254	253	243	7	762	707	8
Segment income	$462	$448	$444	$417	$427	8	$1,354	$1,243	9
Effective tax rate	36.1%	35.5%	36.4%	37.8%	36.3%		36.0%	36.3%

Selected Statistical Information
(Billions, except percentages and where indicated)
Global Card billed business (R)	$258.9	$262.0	$245.6	$268.5	$258.1	0	$766.5	$754.3	2

Global Network & Merchant Services:
Total segment assets (P)	$23.7	$17.6	$17.8	$18.1	$18.2	30	$23.7	$18.2	30
Segment capital (N)	$2.5	$2.2	$2.2	$2.0	$2.0	28	$2.5	$2.0	28
Return on average segment capital (O)	81.4%	83.5%	82.1%	84.0%	82.6%		81.4%	82.6%
Return on average tangible segment capital (O)	89.5%	92.0%	90.6%	92.9%	91.3%		89.5%	91.3%

Global Network Services:
Card billed business	$41.1	$41.9	$39.1	$42.5	$41.6	(1)	$122.1	$118.2	3
Total cards-in-force (millions)	46.3	45.6	44.5	44.0	43.2	7	46.3	43.2	7

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company	(Preliminary)
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I
(Millions, except percentages)

	For the Twelve Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2015	2015	2015	2014	2014
ROE
Net income	$5,711	$5,922	$5,978	$5,885	$5,746
Average shareholders' equity	$21,349	$21,050	$20,606	$20,254	$19,948
Return on average equity (S)	26.8%	28.1%	29.0%	29.1%	28.8%

Reconciliation of ROCE and ROTCE
Net income	$5,711	$5,922	$5,978	$5,885	$5,746
Preferred shares dividends and related accretion	42	20	-	-	-
Earnings allocated to participating share awards and other	43	44	45	46	46
Net income attributable to common shareholders	$5,626	$5,858	$5,933	$5,839	$5,700

Average shareholders' equity	$21,349	$21,050	$20,606	$20,254	$19,948
Average preferred shares	1,081	716	350	114	-
Average common shareholders' equity	$20,268	$20,334	$20,256	$20,140	$19,948
Average goodwill and other intangibles	3,796	3,802	3,845	3,888	3,941
Average tangible common shareholders' equity	$16,472	$16,532	$16,411	$16,252	$16,007
Return on average common equity (S)	27.8%	28.8%	29.3%	29.0%	28.6%
Return on average tangible common equity (T)	34.2%	35.4%	36.2%	35.9%	35.6%

See Appendix V for footnote references

American Express Company	(Preliminary)
Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)
Appendix II
(Millions, except percentages)

	For the Twelve Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2015	2015	2015	2014	2014
U.S. Card Services
Segment income	$3,279	$3,374	$3,258	$3,200	$3,399
Average segment capital	$10,437	$10,352	$10,148	$9,843	$9,580
Average goodwill and other intangibles	377	358	339	319	299
Average tangible segment capital	$10,060	$9,994	$9,809	$9,524	$9,281
Return on average segment capital (U)	31.4%	32.6%	32.1%	32.5%	35.5%
Return on average tangible segment capital (U)	32.6%	33.8%	33.2%	33.6%	36.6%

International Card Services
Segment income	$381	$434	$386	$411	$481
Average segment capital	$3,195	$3,133	$3,043	$3,020	$3,043
Average goodwill and other intangibles	1,236	1,273	1,311	1,350	1,376
Average tangible segment capital	$1,959	$1,860	$1,732	$1,670	$1,667
Return on average segment capital (U)	11.9%	13.9%	12.7%	13.6%	15.8%
Return on average tangible segment capital (U)	19.4%	23.3%	22.3%	24.6%	28.9%

Global Commercial Services
Segment income	$1,128	$1,181	$1,539	$1,543	$1,131
Average segment capital	$3,861	$3,897	$3,859	$3,771	$3,736
Average goodwill and other intangibles	1,666	1,661	1,678	1,696	1,715
Average tangible segment capital	$2,195	$2,236	$2,181	$2,075	$2,021
Return on average segment capital (U)	29.2%	30.3%	39.9%	40.9%	30.3%
Return on average tangible segment capital (U)	51.4%	52.8%	70.6%	74.4%	56.0%

Global Network & Merchant Services
Segment income	$1,771	$1,736	$1,661	$1,660	$1,642
Average segment capital	$2,177	$2,080	$2,024	$1,976	$1,989
Average goodwill and other intangibles	199	194	190	189	190
Average tangible segment capital	$1,978	$1,886	$1,834	$1,787	$1,799
Return on average segment capital (U)	81.4%	83.5%	82.1%	84.0%	82.6%
Return on average tangible segment capital (U)	89.5%	92.0%	90.6%	92.9%	91.3%

See Appendix V for footnote references

American Express Company	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix III
(Millions, except percentages and where indicated)

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2015	2015	2015	2014	2014
Net interest income	$1,505	$1,423	$1,447	$1,424	$1,395
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$234	$249	$249	$250	$247
Interest income not attributable to the Company's Card Member loan portfolio	$(96)	$(97)	$(95)	$(92)	$(90)
Adjusted net interest income (V)	$1,643	$1,575	$1,601	$1,582	$1,552
Average loans (billions)	$69.0	$68.0	$67.6	$67.7	$66.4
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)
Adjusted average loans (billions) (W)	$68.8	$67.8	$67.4	$67.5	$66.2

Net interest income divided by average loans (X)	8.7%	8.4%	8.6%	8.4%	8.5%
Net interest yield on Card Member loans (Y)	9.5%	9.3%	9.6%	9.3%	9.3%

See Appendix V for footnote references

U.S. Card Services and International Card Services	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix IV
(Millions, except percentages and where indicated)

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2015	2015	2015	2014	2014
USCS:
Net interest income	$1,427	$1,354	$1,377	$1,341	$1,313
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$42	$41	$38	$39	$39
Interest income not attributable to the Company's Card Member loan portfolio	$(4)	$(4)	$(3)	$(3)	$(3)
Adjusted net interest income (V)	$1,465	$1,391	$1,412	$1,377	$1,349
Average loans (billions)	$62.1	$60.9	$60.4	$59.7	$58.0
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$-	$-	$-	$-	$-
Adjusted average loans (billions) (W)	$62.1	$60.9	$60.4	$59.7	$58.0
Net interest income divided by average loans (X)	9.2%	8.9%	9.1%	9.0%	9.1%
Net interest yield on Card Member loans (Y)	9.4%	9.2%	9.5%	9.1%	9.2%

ICS:
Net interest income	$167	$176	$180	$189	$188
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$18	$16	$18	$26	$24
Interest income not attributable to the Company's Card Member loan portfolio	$(7)	$(8)	$(8)	$(9)	$(10)
Adjusted net interest income (V)	$178	$184	$190	$206	$202
Average loans (billions)	$6.9	$7.0	$7.2	$7.9	$8.3
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$(0.1)	$(0.1)	$(0.1)	$(0.2)	$(0.2)
Adjusted average loans (billions) (W)	$6.8	$6.9	$7.1	$7.7	$8.1
Net interest income divided by average loans (X)	9.7%	10.1%	10.0%	9.6%	9.1%
Net interest yield on Card Member loans (Y)	10.5%	10.7%	10.9%	10.5%	9.9%

See Appendix V for footnote references

Appendix V	(Preliminary)

All Information in the preceding tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.
(A)
In Q1’15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

(B)	Beginning in Q3’15, Travel Commissions & Fees and Other Commissions & Fees are consolidated into Other Fees & Commissions.
(C)
Represents net income, less (i) earnings allocated to participating share awards of $10 million for the quarter ended September 30, 2015, $11 million for the quarter ended June 30, 2015, $11 million for the quarter ended March 31, 2015, $11 million for the quarter ended December 31, 2014 and $11 million for the quarter ended September 30, 2014; and (ii) dividends on preferred shares of $22 million for the quarter ended September 30, 2015, $20 million for the quarter ended June 30, 2015 and nil for all other comparative periods.

(D)	Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.
(E)
Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business. Card billed business is reflected in the United States or outside the United States based on where the issuer is located.

(F)
Total cards-in-force represents the number of cards that are issued and outstanding. Proprietary basic consumer cards-in-force includes basic cards issued to the primary account owner and does not include additional supplemental cards issued on that account. Proprietary basic small business and corporate cards-in-force include basic and supplemental cards issued to employee Card Members. Non-proprietary cards-in-force includes all cards that are issued and outstanding under network partnership agreements, except for retail co-brand Card Member accounts that have no out-of-store spend activity during the prior 12 month period.

(G)
This calculation is designed to reflect pricing at merchants accepting general purpose American Express cards. It represents the percentage of billed business (both proprietary and Global Network Services) retained by the Company from merchants it acquires, prior to payments to third parties unrelated to merchant acceptance.

(H)
Average basic Card Member spending and average fee per card are computed from proprietary card activities only. Average fee per card is computed based on net card fees, including the amortization of deferred direct acquisition costs divided by average worldwide proprietary cards-in-force. The adjusted average fee per card, which is a non-GAAP measure, is computed in the same manner, but excludes amortization of deferred direct acquisition costs. The amount of amortization excluded for these periods was $72 million for the quarter ended September 30, 2015, $62 million for the quarter ended June 30, 2015, $83 million for the quarter ended March 31, 2015, $79 million for the quarter ended December 31, 2014, and $77 million for the quarter ended September 30, 2014. The Company presents adjusted average fee per card because the Company believes this metric presents a useful indicator of card fee pricing across a range of its proprietary card products.

(I)	Provisions for principal (resulting from authorized transactions) and fee reserve components.
(J)	Consists of principal (resulting from authorized transactions), interest and/or fees, less recoveries.
(K)	Beginning in first quarter 2014, reserves related for card-related fraud losses are reflected in Other liabilities. All periods include foreign currency translation adjustments and other items.
(L)
The Company presents a net write-off rate based on principal losses only (i.e., excluding interest and/or fees) to be consistent with industry convention. In addition, because the Company's practice is to include uncollectible interest and/or fees as part of its total provision for losses, a net write-off rate including principal, interest and/or fees is also presented. Beginning in January 2015, timing of charge-offs for loans in certain modification programs changed from 180 days past due to 120 days past due. Excluding the impact of the change, which was fully recognized in the first quarter, the Q1'15 USCS/ICS Charge net write-off rate – principal only was 1.9% and the USCS Lending net write-off rate - principal only was 1.4%.

(M)
See Appendix III for quarterly calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans. For calculations for the twelve months ended December 31, 2014 and 2013, please refer to Annex 3 of the Company’s 2014 Fourth Quarter/ Full Year Earnings Supplement on file with the Securities and Exchange Commission.

(N)	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements.
(O)	Refer to Appendix II for components of return on average segment capital and return on average tangible segment capital, a non-GAAP measure.
(P)	Revised prospectively, as a result of systems enhancements, to reclassify certain intercompany accounts.
(Q)
See Appendix IV for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans.

(R)
Global Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.

(S)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(T)
Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average common shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

(U)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital. Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles. The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

(V)
Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(W)
Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(X)
This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(Y)
Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.